Exhibit 99.2
Miami Dade Health Centers
COMBINED FINANCIAL STATEMENTS
As of and For the Three and Nine-Month Periods Ended
September 30, 2006 and 2005

CONTENTS

Page
Number
FINANCIAL STATEMENTS

Combined Condensed Balance Sheets (unaudited) as of September 30, 2006 and December 31, 2005	2

Combined Condensed Statements of Operations (unaudited) for the three-months ended September 30, 2006 and 2005	3

Combined Condensed Statements of Operations (unaudited) for the nine-months ended September 30, 2006 and 2005	4

Combined Condensed Statements of Cash Flows (unaudited) for the nine-months ended September 30, 2006 and 2005	5

Notes to Combined Condensed Financial Statements (unaudited)	6

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
COMBINED CONDENSED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$777,631	$261,290
Other receivables, net	—	70,499
Due from HMO’s, net of a liability for incurred but not reported medical claims expense of $7,650,000 and $7,050,000 and allowance for doubtful accounts of $3,667,000 and $3,267,000 at September 30, 2006 and December 31, 2005, respectively	1,557,962	6,065,018
Prepaid expenses and other current assets	533,197	251,815

Total current assets	2,868,790	6,648,622
Equipment, furniture and leasehold improvements, net	6,239,648	6,345,647
Deferred financing costs, net	—	48,490
Other assets, net	25,274	20,106

Total assets	$9,133,712	$13,062,865

LIABILITIES AND OWNERS’ DEFICIT
Current liabilities:
Accounts payable	$558,249	$313,137
Accrued employee compensation and benefits	733,106	3,856,268
Accrued expenses and other current liabilities	1,217,304	77,269
Due to owners	305,768	354,809
Income taxes payable	—	1,200,000
Notes payable	2,264,500	1,322,182
Current maturities of long term debt	361,368	592,814

Total current liabilities	5,440,295	7,716,479
Deferred tax liability	—	112,000
Long-term debt, less current portion	5,815,058	5,885,541

Total liabilities	11,255,353	13,714,020
Commitments and contingencies
Owners’ deficit:
Common stock	955	1,155
Treasury stock	(90,000)	—
Additional paid-in-capital	2,480,425	500
Accumulated deficit	(4,513,021)	(652,810)

Total owners’ deficit	(2,121,641)	(651,155)

Total liabilities and owners’ equity	$9,133,712	$13,062,865

The accompanying notes are an integral part of these financial statements.

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
COMBINED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	Three-Months Ended
	September 30,
	2006	2005
Revenue:
Medical services revenues, net	$23,074,332	$21,024,183
Other revenue	168,452	19,226

Total revenue	23,242,784	21,043,409
Operating expenses:
Medical services:
Medical claims	15,532,418	13,813,200
Other direct costs	2,407,933	2,411,397

Total medical services	17,940,351	16,224,597

Administrative payroll and benefits	8,649,722	1,087,079
General and administrative	4,255,319	2,119,587

Total operating expenses	30,845,392	19,431,263

(Loss) income from operations	(7,602,608)	1,612,146
Other income (expense):
Interest income	3,223	169
Interest expense	(186,451)	(127,542)

(Loss) income before income tax provision	(7,785,836)	1,484,773
Income tax (benefit) provision	(1,998,912)	521,630

Net (loss) income	(5,786,924)	963,143
Retained earnings (accumulated deficit) July 1,	1,273,903	(439,331)

(Accumulated deficit) retained earnings September 30,	$(4,513,021)	$523,812

The accompanying notes are an integral part of these financial statements.

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
COMBINED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	Nine-Months Ended
	September 30,
	2006	2005
Revenue:
Medical services revenues, net	$70,112,295	$60,420,513
Other revenue	179,160	92,733

Total revenue	70,291,455	60,513,246
Operating expenses:
Medical services:
Medical claims	48,273,521	41,546,204
Other direct costs	7,091,490	6,648,770

Total medical services	55,365,011	48,194,974
Administrative payroll and benefits	11,583,078	2,818,334
General and administrative	7,476,232	5,392,048

Total operating expenses	74,424,321	56,405,356

(Loss) income from operations	(4,132,866)	4,107,890
Other income (expense):
Interest income	12,348	1,004
Interest expense	(458,608)	(373,894)

(Loss) income before income tax provision	(4,579,126)	3,735,000
Income tax (benefit) provision	(718,915)	1,312,180

Net (loss) income	(3,860,211)	2,422,820
Accumulated deficit January 1,	(652,810)	(1,899,008)

(Accumulated deficit) retained earnings September 30,	$(4,513,021)	$523,812

The accompanying notes are an integral part of these financial statements.

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
COMBINED CONDENSED STATEMENT OF CASH FLOWS (Unaudited)

	Nine-Months Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(3,860,211)	$2,422,820
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization, including amortization of deferred financing costs	402,913	334,898
Loss on disposal of property and equipment	520,343	—
Compensation paid through issuance of stock	2,479,925	—
Changes in operating assets and liabilities:
Other receivables	70,499	(671,645)
Due from HMOs, net	4,507,056	(3,518,290)
Prepaid expenses and other assets	(286,550)	29,442
Accounts payable	245,112	91,506
Accrued expenses and other current liabilities	(1,983,127)	195,782
Income taxes payable	(1,200,000)	1,026,904
Deferred tax liability	(112,000)	112,000

Net cash provided by operating activities	783,960	23,417

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(768,768)	(1,113,098)

Net cash used in investing activities	(768,768)	(1,113,098)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	—	(1,172,384)
Proceeds from long-term debt	204,763	1,820,502
Payments on long-term debt	(506,691)	(974,104)
Proceeds from notes payable	2,302,318	6,092,342
Payments on notes payable	(1,360,000)	(5,799,668)
Related party payables	(49,041)	136,558
Purchase of treasury stock	(90,200)	—

Net cash provided by financing activities	501,149	103,246

Net increase (decrease) in cash and cash equivalents	516,341	(986,435)

Cash and cash equivalents at beginning of period	261,290	1,067,310

Cash and cash equivalents at end of period	$777,631	$80,875

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$272,157	$244,907

Cash paid for income taxes	$527,604	$155,125

The accompanying notes are an integral part of these financial statements.

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1 — BASIS OF PRESENTATION
The unaudited combined condensed financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (including all normal recurring adjustments) necessary for a fair presentation of the financial information for the interim periods reported have been made.
Miami-Dade Health Centers (the “Group”) refers to the combined presentation of the following entities:
Miami Dade Health & Rehabilitation Services, Inc., a Florida corporation (“MDHRS”);
Miami Dade Health Centers, Inc., a Florida corporation (“MDHC”);
West Gables Open MRI Services, Inc., a Florida corporation (“West Gables MRI”);
Miami Dade Health Centers One, Inc., a Florida corporation (“MDHC One”);
Pelu Properties, Inc., a Florida S corporation (“Pelu”);
Kent Management, Inc., a Florida corporation;
Peluca Investments, LLC, a Florida limited liability company (“Peluca”); and
Miami Dade Clinical Transportation, LLC, a Florida limited liability company, wholly- owned by MDHRS, MDHC and MDHC One.
These entities are presented herein on a combined basis based on common control and ownership. The entities are also the subject of the asset purchase agreement described in Note 8. All significant inter-entity transactions have been eliminated in the combination.
The Group is a provider of primary care physician services and diagnostic imaging services on an outpatient basis in South Florida. The Group provides medical services to patients through employee and contractor physicians, advanced registered nurse practitioners and physician’s assistants. Substantially all of the Group’s net medical services revenues are derived from managed care agreements with four health maintenance organizations, Humana Medical Plans, Inc. (“Humana”), WellCare Health Plans, Inc. and its affiliated companies, Staywell and HealthEase, (“Wellcare”), Americhoice/United Health Plans (“Americhoice”), and Vista Healthplan of South Florida, Inc. and its affiliated companies (“Vista”) (collectively, the “HMOs”).

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting policies followed by the Group is as follows:
Accounting Estimates
The preparation of combined condensed financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Because of the inherent uncertainties of this process, actual results could differ from those estimates. Such estimates include the recognition of revenue, the recoverability of intangible assets, the collectibility of receivables, and the accrual for incurred but not reported (“IBNR”) claims.
Cash and Cash Equivalents
The Group defines cash and cash equivalents as those highly-liquid investments purchased with an original maturity of three months or less.
Due from HMOs
The HMOs pay medical claims and other costs on the Group’s behalf. Based on the terms of the contracts with the HMOs, the Group receives a net payment from the HMOs that is calculated by offsetting revenue earned with medical claims expense, calculated as claims paid on the Group’s behalf plus the HMOs’ estimate of IBNR claims. Therefore, the amounts due from HMOs are presented in the balance sheet net of the estimated amounts for IBNR medical claims.
Property and Equipment
Equipment, furniture, transportation equipment, buildings and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to forty years (see Note 3). Leasehold improvements are amortized over the underlying assets’ useful lives or the term of the lease, whichever is shorter. Repairs and maintenance costs are expensed as incurred. Improvements and replacements are capitalized.
Long-lived assets, including property and equipment are reviewed for impairment annually or more frequently if certain indicators arise.

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition
The Group provides services to patients on either a fixed monthly fee arrangement with HMOs or under a fee for service arrangement. The Group’s net medical services revenue was derived from the following HMOs for the nine-month periods ended September 30, 2006 and 2005:

	2006	2005
Humana	65%	68%
Vista	20%	18%
Wellcare	14%	12%
Americhoice	1%	2%
Under the Group’s risk contracts with Humana, Wellcare and Vista, the Group receives a fixed monthly fee from the HMOs for each patient that chooses one of the Group’s physicians as their primary care physician. The fixed monthly fee is typically based on a percentage of the premium received by the HMOs from various payor sources. Revenue under these agreements is generally recorded in the period services are rendered at the rates then in effect as determined by the respective contract. As part of the Medicare Advantage program, the Centers for Medicare Services (“CMS”) periodically recomputes the premiums to be paid to the HMOs based on updated health status of participants and updated demographic factors. The Group records any adjustments to this revenue at the time that the information necessary to make the determination of the adjustment is received from the HMO or CMS.
Under the Group’s limited risk and no-risk contracts with HMOs, the Group receives a capitation fee based on the number of patients for which the Group provides services on a monthly basis. The capitation fee is recorded as revenue in the period in which services are provided as determined by the respective contract.
Under the Group’s risk agreements, the Group assumes responsibility for the cost of all medical services provided to the patient, even those it does not provide directly in exchange for a percentage of premium or other capitated fee. To the extent that patients require more frequent or expensive care than was anticipated by the Group, revenue to the Group under a contract may be insufficient to cover the costs of care provided. When it is probable that expected future health care costs and maintenance costs under a contract or group of existing contracts will exceed anticipated capitated revenue on those contracts, the Group recognizes losses on its prepaid health care services with HMOs. No contracts were considered loss contracts at September 30, 2006 and September 30, 2005 because the Group has the right to terminate unprofitable physicians and close unprofitable centers under its managed care contracts.

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Medical Service Expense
The Group contracts with or employs various health care providers to provide medical services to its patients. Primary care physicians are compensated on a salary basis for their services to patients. Specialist physicians are paid on either a salary capitation or hourly basis for their services to patients.
The cost of health care services provided or contracted for under risk managed care contracts are accrued in the period in which services are provided. In addition, the Group provides for an estimate of the related liability for medical claims incurred but not yet reported based on historical claims experience and current factors such as inpatient utilization and benefit changes provided under HMO plans. Estimates are adjusted as changes in these factors occur and such adjustments are reported in the year of determination
Reinsurance (stop-loss insurance)
Reinsurance premiums are reported as a health care cost and are included in medical service expense in the Combined Condensed Statements of Operations. Reinsurance recoveries are reported as a reduction of related health care costs.
Other Comprehensive Income
The Group had no comprehensive income items other than net income for the periods presented.
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment are summarized as follows:

			Estimated
	September 30,	December 31,	Useful Lives In
	2006	2005	Years
Buildings	$4,360,126	$4,360,126	25-40
Construction in progress	542,887	17,855	—
Land	612,675	612,675	—
Medical equipment	946,701	1,524,779	5
Transportation equipment	796,643	785,625	3-5
Office equipment and computers	227,942	223,231	3-5
Furniture	183,951	163,145	7-10
Leasehold improvements	175,812	169,697	5

	7,846,737	7,857,133
Less accumulated depreciation	1,607,089	1,511,486

	$6,239,648	$6,345,647

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 3 — PROPERTY AND EQUIPMENT (Continued)
Depreciation expense was approximately $118,141 and $111,304 for the three-months ended September 30, 2006 and 2005, respectively, and approximately $354,424 and $333,912 for the nine-months ended September 30, 2006 and 2005, respectively.
NOTE 4 — NOTES PAYABLE AND LONG-TERM DEBT
Notes payable consist of the following:

	September 30,	December 31,
	2006	2005
Non-interest bearing notes payable to HMO’s due in periodic payments within one year, balances may be offset against future payments to the Group	$514,500	$574,500

Demand revolving line of credit to bank, interest at 1% over prime, paid in monthly installments, secured by real property and owners’ guarantees	1,750,000	747,682

	$2,264,500	$1,322,182

The Group has several installment loans and notes collateralized by mortgages and other security on corporate assets and assets owned by the Group’s principal shareholders. The loans and notes mature through 2017. The following table outlines the Group’s debt.

				Balance
Maturity	Interest	Original		September 30,	December 31,
Date	Rate	Amount	Secured	2006	2005
6/30/2008	1% over Prime	$1,500,000	Real estate owned by officers	$1,262,500	$1,318,750
6/21/2006	11%	674,527	Corporate assets	—	85,505
5/13/2009	7.015%	310,000	Toshiba MRI equipment	34,585	44,625
7/10/2006	1% over Prime	199,280	Unsecured	—	23,262
6/22/2008	4.75%	89,210	Vehicle	18,904	41,098
6/7/2008	7.49%	144,930	Vehicle	77,967	94,388
2/16/2011	7.75%	174,694	Helical CT Scanner	135,582	155,009
3/17/2009	6.50%	878,000	Corporate assets	51,335	202,682
3/5/2017	7%	138,750	Real estate	128,420	130,247
7/5/2013	6.25%	3,801,622	Real estate	3,662,558	3,738,252
7/1/2017	7.25%	652,000	Real estate	629,575	644,537
10/1/2011	7.51%	175,000	MRI equipment	175,000	—

Total debt				6,176,426	6,478,355
Less: current maturities				361,368	592,814

Long-term debt				$5,815,058	$5,885,541

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 5 — INCOME TAXES
The Group accounts for income taxes under FASB Statement No. 109, “Accounting for Income Taxes.” Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
The Group recorded an income tax benefit of $1,998,912 and $718,915 for the three and nine-month periods ended September 30, 2006, respectively, and an income tax provision of $521,630 and $1,312,180 for the three and nine-month periods ended September 30, 2005, respectively.
Deferred income taxes of $0 and $112,000 as of September 30, 2006 and December 31, 2005, respectively, reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
Three of the entities comprising the Group are organized as limited liability companies or an S-corporation and have elected to report their taxable income as pass-through entities. Accordingly, the Group does not pay federal or state income taxes on the taxable income of Pelu, Peluca or Miami Dade Clinical Transportation, LLC. Instead their members or shareholders, as applicable, are liable for individual income taxes on taxable income passed through to them. As a result, these combined condensed financial statements include no provision or liability for income taxes for these entities.
NOTE 6 — RELATED PARTY TRANSACTIONS
The Group had the following transactions with related parties:
Due to owners are advances to the Group for working capital needs. The loans bear no interest and are due on demand. As of September 30, 2006 and December 31, 2005 these loans amounted to $305,768 and $354,809, respectively.
Long-term debt includes a loan due to one of the Group’s owners for the purchase of medical equipment with a balance of $135,582 and $155,009 at September 30, 2006 and December 31, 2005, respectively. The owner secured a loan from a financial institution in his name, which is collateralized by the medical equipment. The Group’s repayment terms to the owner are the equivalent to the terms the owner has with the bank.
The Group leases office space owned by shareholders or from partnerships owned by shareholders.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
Legal Proceedings
In 2004, West Gables MRI purchased an MRI machine for $576,000. West Gables MRI initiated legal proceedings against the vendor to refund their money contending adequate technical support required to operate the machine was not provided by the vendor. It

MIAMI DADE HEALTH CENTERS, INC. AND AFFILIATES
NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
cannot be determined how this case will be resolved. Management believes the ultimate outcome of these proceedings will not have a material effect on the financial statements.
The Group has received two Notices of Intent to Initiate Litigation for Medical Negligence from legal counsel to former patients. Formal legal proceedings have not yet been initiated. Management cannot predict the outcome of these matters or the liability to the Group, if any, if they are not resolved in the Group’s favor.
The Group is also involved in legal proceedings incidental to its business that arise from time to time in the ordinary course of business including, but not limited to, claims related to the alleged malpractice of employed and contracted medical professionals, workers’ compensation claims and other employee-related matters, and minor disputes with equipment lessors and other vendors. These matters are currently in various stages of litigation and there are inherent uncertainties involved in determining the probability of favorable or unfavorable outcomes. Accordingly, the financial statements do not include any provision or accrual for possible losses. Possible losses in excess of insurance coverage limits could result in material adverse effects on the Group’s financial position.
Credit Risk
Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of cash held in financial institutions in excess of federally insured limits.
NOTE 8 — ACQUISITION
Effective October 1, 2006, Continucare Corporation (“Continucare”) completed its acquisition of the Group (the “Acquisition”). In connection with the completion of the Acquisition and in consideration for the assets acquired pursuant to the Acquisition, Continucare paid the Group approximately $5.0 million in cash, issued to the Group 20.0 million shares of Continucare’s common stock and assumed or repaid certain indebtedness and liabilities of the Group. The 20.0 million shares of Continucare’s common stock issued in connection with the Acquisition were issued pursuant to an exemption under the Securities Act of 1933, as amended, and 1.5 million of such 20.0 million shares were placed in escrow as security for indemnification rights of the Group and their principal owners, and, in November 2006, 248,661 of such shares were cancelled in connection with a post-closing purchase price adjustment. Pursuant to the terms of the Acquisition, Continucare is also obligated to pay the principal owners of the Group an additional $1.0 million in cash on October 1, 2007, the first anniversary date of the closing of the Acquisition, up to $2.0 million in cash based on the working capital of the Group as of October 1, 2006 and the monthly payments in respect of the Group’s business operations received by Continucare or any of its subsidiaries from certain identified third-party payors during the fourteen day period commencing on October 1, 2006, and an amount to be paid in cash approximating $0.6 million for capital expenditures incurred by the Group in connection with the construction of one of the acquired facilities. Continucare will also make certain other payments to the principal owners of the Group depending on the collection of certain receivables that were fully reserved on the books of the Group as of December 31, 2005.